CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 7, 2025, relating to the consolidated financial statements Yerbae Brands Corp., which is part of this Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada

Chartered Professional Accountants

April 16, 2025